             DO NOT DESTROY THIS NOTE
 WHEN PAID, THIS NOTE WITH DEED OF TRUST SECURING
      SAME MUST BE SURRENDERED TO TRUSTEE FOR
                   CANCELLATION
         BEFORE RECONVEYANCE WILL BE MADE

           ALL-INCLUSIVE PROMISSORY NOTE
      SECURED BY ALL-INCLUSIVE DEED OF TRUST

                 INSTALLMENT NOTE

PLACE:    Seattle, Washington
DATE:     March 25, 1997

     For value received, the undersigned ("Maker") promises to pay NORTHWEST RETIREMENT, an Oregon general partnership ("Payee") or order, at Post
Office Box 14111, Salem, Oregon 97309 or such other place as the Payee hereof may from time to time designate, the principal sum of Seven Hundred
Forty Nine Thousand Five Hundred Twelve and 17/100
Dollars ($749,512.17), together with interest on the unpaid principal balance.

     Five Hundred Thousand Dollars ($500,000) of the principal balance of this Note shall bear interest at the rate of Nine Percent (9%) per annum. Monthly payments of Three Thousand Seven
Hundred Fifty Dollars ($3,750), representing interest only on the principal, shall be due and payable on the tenth day of April,1997, and continuing on the tenth day of each month thereafter until April 10,1999, at which time an amount equal to all principal and accrued interest outstanding shall be paid in full.

     One Hundred Four Thousand Nine Hundred Ninety
Nine Dollars and 97/100 ($104,999.97) of the principal balance of this Note shall bear interest at the rate of Twelve Percent (12%) per annum.
Monthly payments of Six Thousand Five Hundred
Forty Two and 28/I 00 Dollars ($6,542.28), including principal and accrued interest, shall be due and payable on the tenth day of April,1997, and continuing on the tenth day of each month thereafter until August 10,1998, at which time an amount equal to all principal and accrued interest outstanding under the Dutro Note (as defined below), if any, shall be paid in full.

     One Hundred Forty Four Thousand Five Hundred
Twelve Dollars and 20/100 ($144,512.20) of the principal balance of this Note shall bear interest at the rate of Twelve Percent ( 12%) per annum.
Monthly payments of Six Thousand Five Hundred
Forty Two and 28/100 Dollars ($6,542.28), including principal and accrued interest, shall be due and payable on the tenth day of April,1997, and continuing on the tenth day of each month thereafter until April 10,1999, at which time an amount equal to all principal and accrued interest outstanding under the Lund Note (as defined below), if any, shall be paid in full.

     Notwithstanding the foregoing, all
outstanding principal and any unpaid accrued interest, together with any other charges due hereunder, shall be due and payable on April
10,1999. This Note may be prepaid in whole or in part at any time or times without penalty and without prior notice.


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

     Also notwithstanding the foregoing, Maker shall have the right to remit a portion of each payment due hereunder directly to the holder of the Senior Notes (as defined below) in satisfaction of Payee's obligation hereunder, in which case Maker shall only be obligated to remit to payee the balance of each payment due hereunder.

     Any principal or interest not paid within ten
(10) days after Maker's receipt (or refusal of receipt) of written notice of non-payment shall bear interest at the greater of (i) the Prime Rate plus 3% per annum or (ii) 12% per annum from the date due until paid in full (the "Default Rate").

     The total principal amount of this Note
includes the unpaid principal balance of the Lund and Dutro Promissory Notes (collectively referred to as the "Senior Notes") secured by Deeds of Trust (the "Senior Deeds of Trust"), more particularly described as follows:

     1. A Deed of Trust recorded February 26,1988 as Document No. 88-089129,
Official Records of San Diego County, California, in the original principal sum of Five Hundred
Ninety-Two Thousand Two Hundred Thirty-Four and no/100 Dollars ($592,234.00 ) executed by Northwest Retirement, an Oregon general partnership consisting of William E. Colson, Larry
L. Claunch, Norman L. Brenden and Baty
Investments, Inc., a Washington corporation, as Trustor, in favor of James W. Dutro and Joyce
Dutro as Beneficiaries, securing a note dated
February 1, 1988, in the original amount of Five
Hundred Ninety-Two Thousand Two Hundred Thirty-
Four and no/100 Dollars ($592,234.00 ), in favor of James W. Dutro and Joyce Dutro, as Payees (the
"Dutro Note");

     2. A Deed of Trust recorded February 26,1988 as Document No. 88-089130,0fficial Records of San
Diego County, California, in the original principal sum of Four Hundred Fifty-Six Thousand and no/100 Dollars ($456,000.00 ) executed by Northwest Retirement, an Oregon general partnership consisting of William S. Colson, Larry
L. Claunch, Norman L. Brenden and Baty
Investments, Inc., a Washington corporation, as Trustor, in favor of Victor L. Lund and Florence
V. Lund, as Beneficiaries, securing a note dated
February I,1988, in the original amount of Four
Hundred Fifty-Six Thousand and no/100 Dollars
($456,000.00 ), in favor of Victor L. Lund and
Florence V. Lund, as Payees (the "Lund Note");

     At all times the equity of the Payee of this Note shall be the difference between the unpaid balance of this Note and the total unpaid balance of the principal and interest of the Senior Notes secured by the Senior Deeds of Trust now of record.

     Payee agrees to provide Maker with copies of any and all default notices provided to it by the holder of the Senior Notes. The obligations of Payee hereunder shall terminate upon the earliest of(i) foreclosure of the lien of the All-inclusive
Deed of Trust securing this Note ("All Inclusive
Deed of Trust") or (ii) cancellation of this Note and reconveyance of the lien of the All- inclusive
Deed of Trust.

     This Note is secured by the All-inclusive
Deed of Trust constituting a lien on real property. It is expressly agreed that all of the covenants, conditions and agreements contained in the All-inclusive Deed of Trust, are hereby made a part of this Note. This Note will be considered in default upon any default or event by which, under the terms of

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

the All-inclusive Deed of Trust, this Note may or shall become due and payable, or upon failure to pay any installment of interest or principal or any other amount as required to be paid under this Note or under the All-inclusive Deed of Trust on the due date thereof or within ten (10) days thereafter. In the event of default which is not cured within any applicable cure period, the Payee may, at its option and without further notice to Maker declare all unpaid indebtedness evidenced by this Note and any modifications thereof less the unpaid balance of principal and interest of the Senior Notes immediately due and payable. Failure at any time to exercise this option shall not constitute a waiver of the right to exercise the same at any other time with respect to any other uncured default. -

     Should Maker be in default under the terms of this Note, and Payee consequently incurs any penalties, charges or other expenses on account of the Senior Notes during the period of such default, the amount of such penalties, charges and expenses shall be added to the principal amount of this Note and shall be immediately payable by Maker to Payee.

     Failure to exercise any right the Payee may have or be entitled to in the event of any default hereunder shall not constitute a waiver of such right or any other right in the event of any subsequent default.

     Maker and all guarantors and endorsers hereof hereby severally waive presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, by written agreement between Payee and Maker, and such consent shall not alter or diminish the liability of any person or the enforceability of this Note. Each and every party signing or endorsing this Note binds itself as a principal and not as a surety.

     In the event that an action is commenced, whether or not suit is brought, and including bankruptcy and appellate proceedings to enforce the terms of this Note, the prevailing party shall be entitled to recover all its costs of enforcement, including its reasonable attorneys' fees. This Note may not be terminated or amended orally, but only by discharge in writing and signed by the party who is the holder and owner of this Note at the time enforcement of any discharge is sought. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

     This Note may be executed in any number of counterparts, each of which shall be an original;
but such counterparts shall together constitute but one and the same instrument.

     All amounts payable under this Note and the All-inclusive Deed of Trust shall be payable only in the lawful money of the United States of America.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW.





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     IN WITNESS HEREOF, the parties do hereby
execute this note:

               MAKER:

               EMERITUS CORPORATION,
               a Washington corporation

               By: /s/ Kelly J. Price
                     ----------------------------
                      Kelly J. Price
               Its:  Secretary


               PAYEE

               NORTHWEST RETIREMENT,
               an Oregon general partnership.

               By: /s/
                      ----------------------------
          ---
                       Norman L. Brenden,
                Its:  General Partner





























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